Kraft Foods Group, Inc.

To:	Directors and Executive Officers of Kraft Foods Group, Inc.
Date:	June 18, 2015
Re:	Notice Regarding Blackout Period and Regulation BTR Trading Restrictions

On June 12, 2015, Kraft Foods Group, Inc. (“Kraft”) received a notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, regarding an anticipated blackout period under Kraft’s 401(k) savings plans (the “401(k) Plans”). The blackout period for the 401(k) Plans will be implemented in connection with the anticipated closing of the previously announced transaction (the “Merger”) with H.J. Heinz Holding Corporation (“Heinz”) in accordance with the Agreement and Plan of Merger, dated March 24, 2015, among Kraft, Heinz, and two wholly owned subsidiaries of Heinz, Kite Merger Sub Corp. and Kite Merger Sub LLC, to create The Kraft Heinz Company (“Kraft Heinz”). The blackout period will be necessary to ensure that all transactions in Kraft common stock in the Kraft Foods Group Stock Fund under the 401(k) Plans are fully completed before the effective time of the merger and the administrator of the 401(k) Plans can process the exchange of Kraft common stock for Kraft Heinz common stock.
Pursuant to The Sarbanes-Oxley Act of 2002 (the “Act”) and Rule 104 under Securities and Exchange Commission Regulation BTR, Kraft is hereby notifying you of upcoming temporary restrictions on your ability to engage in certain activities regarding Kraft equity securities, namely Kraft common stock (and Kraft Heinz common stock after the closing of the Merger). These temporary restrictions are mandated by the Act in the event of a blackout period impacting the 401(k) Plans including the Kraft Foods Group Stock Fund as an investment option thereunder.
On June 9 and 10, 2015, Kraft and Heinz announced that the closing conditions related to antitrust clearance in the U.S. and Canada have been satisfied, and the closing of the Merger remains subject to approval by Kraft shareholders and other customary closing conditions. Kraft will hold a special meeting of shareholders to vote on the Merger on July 1, 2015. Additional information concerning the proposed Merger and the special meeting is included in the definitive Proxy Statement/Prospectus, which was filed with the Securities and Exchange Commission on June 2, 2015 and mailed to Kraft shareholders who are entitled to vote on the proposal. While there are other customary closing conditions in the merger agreement, if Kraft’s shareholders approve the proposed Merger on July 1, Kraft would expect to close the Merger a few business days after the meeting (the date of the closing of the Merger hereafter referred to as the “Closing Date”).
Participants in the 401(k) Plans have been advised that if the Merger is completed as expected there will be a blackout period when participants will be unable to direct or diversify investments, process an exchange or rollover, request a loan, withdrawal or distribution, or engage in other activities with respect to amounts in their accounts that are invested in the Kraft Foods Group Stock Fund, after 3:00 p.m. Central time one business day prior to the Closing Date. As of the closing of the Merger, the Kraft Foods Group Stock Fund will be eliminated and a new employer stock investment fund called the Kraft Heinz Stock Fund will added to the 401(k) Plans. The blackout period is currently expected to end no later than three or four business days following the Closing Date, but could end later. For example, if the Closing Date occurs during the week of July 5, 2015, the blackout would be expected to end no later than the week of July 12, 2015. During the blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and end dates of the blackout period. This information is available by calling the Kraft Foods Retirement and Savings Plan Center at Fidelity at 1-877-208-0782.

Because the 401(k) Plans include the Kraft Foods Group Stock Fund as an investment option, the Act requires that you be prohibited from directly or indirectly purchasing, exercising, selling, or otherwise transferring equity securities (including options and other derivative securities) of Kraft (and, after the Merger, Kraft Heinz) during the blackout period for the 401(k) Plans if those securities were acquired in connection with your service or employment as a director or executive officer of Kraft. Transactions covered by this trading prohibition are not limited to those involving your direct ownership, but include any transaction in which you may have a pecuniary interest (e.g., transactions by members of your immediate family who share your household, as well as by certain entities in which you have financial involvement).
Although certain transactions are exempt from this trading prohibition (such as bona fide gifts, transfers by will or laws of descent and distribution, and sales of stock not acquired in connection with service or employment as a director or officer), those exemptions are limited. If you hold both covered securities and non-covered securities, any sale or other transfer of securities by you during the blackout period, if it occurs, will be treated as a transaction involving covered securities, unless you can identify the source of the sold securities and demonstrate that you use the same identification for all related purposes (such as tax reporting and disclosure requirements). Given the applicable rules and the short time period involved, we recommend that you avoid any change in your beneficial ownership of Kraft or Kraft Heinz equity and derivative securities during the blackout period. The restrictions on trading during the blackout period are in addition to those under Kraft’s insider trading policy or its successor (and associated regularly scheduled blackout periods) that restrict or will restrict your ability to trade in Kraft (or Kraft Heinz) common stock.
The rules are complex and criminal and civil penalties may be imposed upon directors and executive officers who violate the rules. Therefore, please contact Kraft’s Corporate Secretary at Three Lakes Drive, Northfield, IL 60093 or via telephone at (847) 646-2000 if you have any questions or if you believe that a transaction in which you have a pecuniary interest may occur during the blackout period.